Exhibit 99.1

news release

FOR RELEASE:
November 5, 2008

NASDAQ: SNIC

Sonic Solutions Reports Financial Results for Second Fiscal
Quarter Ended September 30, 2008

Updates Guidance

Novato, California (November 5, 2008) - Sonic Solutions® (NASDAQ: SNIC) today announced financial results for the second fiscal quarter ended September 30, 2008:

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$31,076	$31,076	$32,270	$32,270

Gross profit	$23,061	$21,726	$23,514	$24,710

Net income (loss)	$(1,238)	$(3,694)	$(143)	$(2,153)

Net income (loss) per diluted share	$(0.05)	$(0.14)	$(0.01)	$(0.08)

	Six Months Ended September 30,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$61,189	$61,189	$62,381	$62,381

Gross profit	$46,655	$44,134	$48,089	$45,697

Net income (loss)	$(3,917)	$(7,333)	$(66)	$(4,110)

Net income (loss) per diluted share	$(0.15)	$(0.28)	$(0.00)	$(0.16)

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we also present certain non-GAAP information in order to provide the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures but should be considered in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, offers a more complete understanding of factors and trends affecting our business. Our non-GAAP presentation should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operational results. The non-GAAP disclosure and the non-GAAP adjustments, including the basis for such adjustment and the impact on our operations, are outlined below:

Acquisition-Related Intangible Amortization. Under purchase accounting rules, some portion of an acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles from prior transactions we have consummated. We have excluded the effect of amortization of acquired intangibles from our non-GAAP gross margin and net income. Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions. Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in management’s view, does not otherwise have a material impact on our ongoing business operations. Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This amortization expense will recur in future periods.

Share-Based Compensation Expense Adjustment. We have excluded the effect of our share-based compensation expense from our non-GAAP operating expenses and net income as this provides our management with an important tool for financial and operational decision making and for evaluating our own recurring core business operating results over different periods of time. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under SFAS No.123R, we believe that providing non-GAAP financial measures that exclude this share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results with those of other companies. Share-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Share-based compensation expense will recur in future periods.

Stock Option Review Expense Adjustment. We have excluded the effect of our stock option review expenses from our non-GAAP operating expenses and net income, as this provided our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time. The expenses associated with our stock option review, which include all professional expenses incurred with the review, were significant. We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. Stock option review expense will continue to recur in future periods until all matters associated with the review have been completed.

Restructuring Expense Adjustment. We have excluded the effect of our restructuring expense from our non-GAAP operating expense, operating income and net income. These expenses were primarily associated with the restructuring actions announced in June and October 2008. As these expenses were in direct association with the recently announced restructuring, we believe that providing non-GAAP financial measures that exclude this restructuring expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.

We believe our non-GAAP presentation is useful to investors for the reasons described above, and because such presentation offers investors a better understanding of our core business operating results and budget planning decisions. Management uses these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. The effects of our decision to provide the non-GAAP financial measures is a decrease in net loss of $3.4 million and $0.13 per fully diluted share for the second fiscal quarter and the six months ended September 30, 2008. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measures so that investors can use the information to perform their own analysis.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Guidance

For the third fiscal quarter ending December 31, 2008, the Company’s management anticipates net revenue will be at least $32 million. Cost of revenue, excluding expenses related to the amortization of intangibles and share-based compensation, will be up slightly on a sequential basis due to the September launch of the Company’s new version of Easy Media Creator® software. Non-GAAP operating expenses should also be down from the second quarter due largely to cost-savings recognized from the headcount reduction and is estimated to be approximately $24 million, resulting in non-GAAP net profit for the quarter of approximately $900,000 or $0.03 per share.

For the fourth quarter ending March 31, 2008, the Company’s management anticipates net revenue will be at least $35 million and approximately $128 million for fiscal 2009. Operating expenses should decrease as a result of the restructuring, which should enable Sonic to generate non-GAAP EBITDA of at least $5 million, or more, if revenues are higher. This is a revision of the Company’s earlier forecast of at least $7 million and takes into account conservative revenue assumptions for the remainder of the year.

Call Details

Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its preliminary financial results for the second fiscal quarter ended September 30, 2008. Investors are invited to listen to Sonic’s quarterly conference call on the investor section of Sonic’s website at www.sonic.com or by dialing 877-591-4952 (for domestic callers) or 719-325-4860 (for international callers). A replay of the web cast will be available shortly after the conclusion of the call. An audio replay of the conference call will also be made available shortly after the conclusion of the call. The audio replay will remain available until midnight PST November 7, 2008, and can be accessed by dialing 888-203-1112 (for domestic callers) or 719-457-0820 (for international callers) and entering the passcode 4170084.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Sonic Solutions
Consolidated Statements of Operations
(In thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net revenue	$31,076	$32,270	$61,189	$62,381
Cost of revenue	9,350	8,756	17,055	16,684
Gross profit	21,726	23,514	44,134	45,697

Operating expenses:
Marketing and sales	9,645	9,303	19,446	17,944
Research and development	10,575	11,650	22,256	23,296
General and administrative	5,177	6,562	11,897	12,609
Restructuring	267	245	1,541	245
	25,664	27,760	55,140	54,094
Operating loss	(3,938)	(4,246)	(11,006)	(8,397)

Other income (expense), net	(476)	689	(609)	1,030
Loss before income taxes	(4,414)	(3,557)	(11,615)	(7,367)

Provision (benefit) for income taxes	(720)	(1,404)	(4,282)	(3,257)
Net Loss	$(3,694)	$(2,153)	$(7,333)	$(4,110)

Net loss per share:
Basic	$(0.14)	$(0.08)	$(0.28)	$(0.16)
Diluted	$(0.14)	$(0.08)	$(0.28)	$(0.16)
Shares used in computing net loss per share:
Basic	26,533	26,223	26,474	26,210
Diluted	26,533	26,223	26,474	26,210

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Sonic Solutions
Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30,	March 31,
	2008	2008 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,272	$61,955
Restricted cash and cash equivalents	456	454
Short-term investments	-	1,050
Accounts receivable, net of allowances of $3,267 and $3,901
at September 30, 2008 and March 31, 2008, respectively	14,420	15,773
Inventory	757	1,198
Deferred tax benefits	13,949	13,920
Prepaid expenses and other current assets	4,078	4,917
Total current assets	63,932	99,267
Fixed assets, net	3,723	2,959
Purchased and internally developed software costs, net	533	704
Goodwill	59,156	55,456
Acquired intangibles, net	35,561	35,502
Deferred tax benefits, net	19,323	14,642
Other assets (2)	2,560	1,519
Total assets	$184,788	$210,049

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,289	$6,118
Accrued expenses and other current liabilities	27,714	29,467
Deferred revenue	7,660	6,854
Bank note payable	-	20,000
Capital lease	124	-
Total current liabilities	42,787	62,439

Other long term liabilities, net of current portion	2,784	2,943
Deferred revenue, net of current portion	100	65
Capital lease, net of current portion	217	-
Total liabilities	45,888	65,447

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 26,562,810 and 26,383,277 shares
issued and outstanding at September 30, 2008 and March 31, 2008, respectively	164,771	163,251
Accumulated other comprehensive loss	(1,586)	(1,697)
Accumulated deficit	(24,285)	(16,952)
Total shareholders' equity	138,900	144,602
Total liabilities and shareholders' equity	$184,788	$210,049
______
(1) The consolidated balance sheet at March 31, 2008 has been derived from the Company's audited consolidated financial statements included in the Company's 2008 Annual Report on Form10-K.
(2) Included in "Other assets" select auction variable rate securities of $0.9 million.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Second Quarter Ended September 30, 2008
(In thousands, except per share amounts - unaudited)

	Three Months Ended

	September 30, 2008		September 30, 2008	September 30, 2007		September 30, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$31,076	$-	$31,076	$32,270	$-	$32,270

Cost of revenue	9,350	(1,335)	8,015	8,756	(1,196)	7,560

Acquisition-related intangible amortization	1,335	(1,335)	-	1,196	(1,196)	-

Gross profit	21,726	1,335	23,061	23,514	1,196	24,710

Gross margin	70%		74%	73%		77%

Operating expenses	25,664	(1,015)	24,649	27,760	(2,123)	25,637

Share-based compensation expense (3)	706	(706)	-	342	(342)	-
Stock option review expense (3)	43	(43)	-	1,536	(1,536)	-
Restructuring expense (4)	267	(267)	-	245	(245)	-
Operating income (loss)	(3,938)	2,351	(1,587)	(4,246)	3,319	(927)

Operating margin	-13%		-5%	(13)%		-3%

Other income (expense), net	(476)	-	(476)	689	-	689

Income (loss) before income taxes	(4,414)	2,351	(2,063)	(3,557)	3,319	(238)

Provision (benefit) for income taxes *	(720)	105	(825)	(1,404)	1,309	(95)

Net income (loss)	$(3,694)	$2,245	$(1,238)	$(2,153)	$2,010	$(143)

Net income (loss) per share:
Basic	$(0.14)		$(0.05)	$(0.08)		$(0.01)
Diluted	$(0.14)		$(0.05)	$(0.08)		$(0.01)

Shares used in computing net income (loss) per share:
Basic	26,533		26,533	26,223		26,223
Diluted	26,533		26,533	26,223		26,223
________

(2) Share-based compensation expense consists of:
Marketing and sales	$291			$169
Research and development	$62			$113
General and administrative	$353			$60
	$706			$342

(3) Stock option review expense is included in General and Administrative expense on a GAAP basis.
(4) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.
* Tax adjustment calculated by applying second quarter ended September 30, 2008 effective tax rate of 40%.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Six Months Ended September 30, 2008
(In thousands, except per share amounts - unaudited)

	Six Months Ended

	September 30, 2008		September 30, 2008	September 30, 2007		September 30, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$61,189	$-	$61,189	$62,381	$-	$62,381

Cost of revenue	17,055	(2,521)	14,534	16,684	(2,392)	14,292

Acquisition-related intangible amortization	2,521	(2,521)	-	2,392	(2,392)	-

Gross profit	44,134	2,521	46,655	45,697	2,392	48,089

Gross margin	72%		76%	73%		77%

Operating expenses	55,140	(3,275)	51,865	54,094	(4,865)	49,229

Share-based compensation expense (3)	1,228	(1,228)	-	827	(827)	-
Stock option review expense (3)	506	(506)	-	3,793	(3,793)	-
Restructuring expense (4)	1,541	(1,541)	-	245	(245)	-
Operating income (loss)	(11,006)	5,796	(5,210)	(8,397)	7,257	(1,140)

Operating margin	-18%		-9%	(13)%		-2%

Other income (expense), net	(609)	-	(609)	1,030	-	1,030

Income (loss) before income taxes	(11,615)	5,796	(5,819)	(7,367)	7,257	(110)

Provision (benefit) for income taxes *	(4,282)	2,380	(1,902)	(3,257)	3,213	(44)

Net income (loss)	$(7,333)	$3,416	$(3,917)	$(4,110)	$4,044	$(66)

Net income (loss) per share:
Basic	$(0.28)		$(0.15)	$(0.16)		$(0.00)
Diluted	$(0.28)		$(0.15)	$(0.16)		$(0.00)

Shares used in computing net income (loss) per share:
Basic	26,474		26,474	26,210		26,210
Diluted	26,474		26,474	26,210		26,210
________

(2) Share-based compensation expense consists of:
Marketing and sales	$605			$412
Research and development	$119			$281
General and administrative	$504			$134
	$1,228			$827

(3) Stock option review expense is included in General and Administrative expense on a GAAP basis.
(4) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.
* Tax adjustment calculated by applying second quarter ended September 30, 2008 effective tax rate of 40%.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Qflix™ platform, Sonic is defining new models for the digital distribution of Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s earnings conference call for the second fiscal quarter ended September 30, 2008 contain forward-looking statements that are made as of the date of this press release based upon our current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the fiscal quarter ending December 31, 2008 and fiscal year ending March 31, 2009; views regarding opportunities presented by the “download and burn” business model including but not limited to Sonic’s Qflix initiative and Roxio web services; anticipated benefits from Sonic’s recently announced restructuring and personnel reductions; Sonic’s ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats including Blu-ray and channels; future market opportunities; and the potential impact of pending litigation in which Sonic, its directors, and/or its executive officers may be involved.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics, the timely introduction and acceptance of new products, including but not limited to the rate of acceptance of Sonic’s Qflix initiative by content owners, original equipment manufacturers and consumers, such as Sonic’s high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses; new product introductions; loss of significant customers or key suppliers; risks related to acquisitions and international operations; cost of Sarbanes Oxley (“SOX”) compliance or business expansion; costs associated with litigation or patent prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to; tax issues or liabilities that relate to adjustments to the measurement dates associated with stock options issued by Sonic; Sonic’s ability to maintain sufficient liquidity and continue to fund its capital needs, issues that Sonic does not currently realize exist resulting from the restatement of its financial statements and related matters; and the impact of any litigation arising out of or related to Sonic’s stock option grant practices or any restatement of its financial statements. This press release should be read in conjunction with Sonic’s most recent annual report on Form 10-K filed on June 23, 2008 and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008
Updates Guidance

For more information, contact:	For more information, contact:

Sonic Solutions	Sonic Solutions Investor Relations

Paul Norris, E.V.P. and Chief Financial Officer	Nils Erdmann, V.P. Investor Relations
Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008

Email: paul_norris@sonic.com	Email: nils_erdmann@sonic.com